Exhibit 24.1

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathleen A. Weigand or Christopher P. Marr, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common shares under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dean Jernigan
Dean Jernigan	President and Chief Executive Officer; Trustee (Principal Executive Officer)	January 31, 2007

/s/ Christopher P. Marr
Christopher P. Marr	Chief Financial Officer (Principal Financial Officer)	January 31, 2007

/s/ Timothy M. Martin
Timothy M. Martin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 31, 2007

/s/ William M. Diefenderfer III
William M. Diefenderfer III	Trustee	January 31, 2007

/s/ Thomas A. Commes
Thomas A. Commes	Trustee	January 31, 2007

/s/ John C. Dannemiller
John C. Dannemiller	Trustee	January 31, 2007

/s/ Harold S. Haller
Harold S. Haller	Trustee	January 31, 2007

/s/ David J. LaRue
David J. LaRue	Trustee	January 31, 2007